Exhibit 10.10
FIRST AMENDMENT TO
AMENDED AND RESTATED AGREEMENT FOR PURCHASE AND SALE
THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
(this "Amendment"), is made this August 21, 2012, by and among, RSBR TNVESTEMENTS, LLC, RBA INVESTMENTS, LLC and OVERLAND PROPERTIES, LLC, each a Missouri limited liability company ("Seller"), and AR CAPITAL, LLC, a Delaware limited liability company ("Buyer").
WHEREAS, Ladder Capital Finance, LLC ("Ladder") and Seller entered into that certain Agreement for Purchase and Sale of Real Property, dated July 19, 2012 the "Agreement"), with regard to the Properties, more particularly described in the Agreement.
WHEREAS, Ladder assigned its interest to, and obligations under, the Agreement to Buyer pursuant to that certain Assignment and Assumption of Amended and Restated Agreement for Purchase and Sale, dated July 19, 2012, as amended by First Amendment to Assignment and Assumption of Amended and Restated Agreement for Purchase and Sale dated as of July 26, 2012 (the "Assignment"), by and between Ladder and Buyer.
WHEREAS, Buyer and Seller wish to amend the Agreement as provided for herein.
NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Amendment shall be amended as follows:
1. New Escrow Agent. Notwithstanding anything in the Agreement to the contrary, Buyer and Seller hereby agree that the Escrow Agent shall be Chicago Title Insurance Company, whose address is Suite 1325, 1515 Market Street, Philadelphia, PA 191021930, Attention: Edwin G. Ditlow, Telephone: 215-875-4184; Telecopy: 215-732-1203; E-mail: ditlowegett.com. All references to Escrow Agent in the Agreement shall be deemed to be references to Chicago Title Insurance Company. Notwithstanding anything in the Agreement to the contrary, Seller shall be responsible for all of the costs and expenses of Commonwealth Title Land Insurance Company incurred with respect to the Agreement. All costs and expenses of the Escrow Agent shall otherwise be apportioned as set forth in the Agreement and paid at Closing. Seller and Buyer agree to cause Commonwealth Title Land Insurance Company to remit the Earnest Money to Chicago Title Insurance Company as soon as possible after the execution of this Amendment.
2 Miscellaneous. Except as expressly modified hereby, the terms of the Agreement as previously amended, shall remain in full force and effect as written. Any capitalized term used in this Agreement and not otherwise defined herein, shall have the meaning ascribed to such term in the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together shall constitute on agreement.

Signature appear on following pages.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the clay and year first set forth above.

SELLER:
RSBR INVESTMENTS, LLC, a Missouri limited liability company
By: /s/ Rod Hamby
Name: Rod Hamby
Title: Manager

RBA INVESTMENTS, LLC, a Missouri limited liability company
By: /s/ Rod Hamby
Name: Rod Hamby
Title: Manager
OVERLAND PROPERTIES, LLC, a Missouri limited liability company
By: /s/ Rod Hamby
Name: Rod Hamby
Title: Manager
BUYER:
AR CAPITAL, LLC , a Delaware limited liability company

By:/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: President

JOINDER AND CONSENT OF ESCROW AGENT:
An original, fully executed copy of this Agreement, together with the first installment of the Earnest Money, has been received by Escrow Agent this 3rd day of July, 2012, and by execution hereof Escrow Agent covenants and agrees to be bound by the terms of this Agreement applicable to Escrow Agent.

Escrow Agent:
COMMONWEALH TITLE LAND INSURANCE COMPANY
By:
Name:
Title: